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                                                                    EXHIBIT 23.4


                   [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



         We hereby consent to (i) the incorporation by reference in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-3 filed by Queen Sand Resources, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report relating to the oil and gas reserves and revenue, as of July 1, 1997 of certain interests of the Company incorporated from the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 and all references to such report letters and/or to this firm in such Prospectus and (ii) further consent to our being named as an expert therein in the section title "Experts."




         Dated this 5th day of March, 1998



                                                  H.J. GRUY AND ASSOCIATES, INC.


                                                  By:/s/ Robert J. Naas
                                                     ---------------------------


                                                  Printed Name: Robert Naas
                                                               -----------------
                                                  Title: Senior Vice President
                                                         -----------------------